Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Renasant Corporation

Renasant Bank 401(k) Plan

We consent to the incorporation by reference in the Registration Statement (No. 333-104445, 333-122514, 333-150355) on Form S-8 of Renasant Corporation for Renasant Bank 401(k) Plan, of our report dated June 30, 2010, related to the financial statements and supplemental schedule of Renasant Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of Renasant Bank 401(k) Plan for the year ended December 31, 2009.

Ridgeland, Mississippi

June 30, 2010